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                                                                    EXHIBIT 11.1

                            CRAGAR INDUSTRIES, INC.
              SCHEDULE OF COMPUTATION OF EARNINGS (LOSS) PER SHARE



                                                                  YEARS ENDED DECEMBER 31,    NINE MONTHS ENDED SEPTEMBER 30,
PRIMARY EARNINGS PER COMMON SHARES                               -------------------------    -------------------------------
                                                                     1994          1995              1995            1996
                                                                     ----          ----              ----            ----
                                                                                                 (UNAUDITED)      (UNAUDITED)
Net earnings (loss)                                            $   (449,317)  $   (693,756)     $     67,499     $    417,716
                                                               ============   ============      ============     ============
Weighted average number of common and
 common equivalent shares:
  Weighted average common shares outstanding(1)                   125,183.7      130,118.7         129,181.5        132,940.6

  Common equivalent shares using the treasury stock method(2)      35,371.1       35,371.1          35,371.1         35,371.1
                                                                -----------    -----------       -----------      -----------
                                                                  160,554.8      165,489.8         164,552.6        168,311.7
Effect of 7-to-1 split                                                  7.0            7.0               7.0              7.0
                                                                -----------    -----------       -----------      -----------
Average common shares outstanding, as adjusted                  1,123,883.6    1,158,428.6       1,151,868.2      1,178,181.9
                                                                ===========    ===========       ===========      ===========
Net earnings (loss) per common share and common
  equivalent share                                             $      (0.40)  $      (0.60)     $       0.06     $       0.35
                                                               ============   ============      ============     ============

                                                                                              NINE MONTHS ENDED SEPTEMBER 30,
FULLY-DILUTED EARNINGS PER COMMON SHARE                                                       -------------------------------
                                                                                                     1995            1996
                                                                                                     ----            ----
                                                                                                 (UNAUDITED)      (UNAUDITED)
Net earnings                                                                                   $     67,499     $    417,716
                                                                                               ============     ============
Weighted average number of common
 and common equivalent shares:
  Weighted average common shares outstanding(1)                                                   129,181.5        132,940.6

  Common equivalent shares using the treasury stock method(2)                                      35,371.1         35,371.1

  Conversion of $1,500,000 convertible debt                                                        41,666.6         41,666.6
                                                                                                 ----------       ----------
                                                                                                  206,219.2        209,978.3
Effect of 7-to-1 split                                                                                  7.0              7.0
                                                                                                 ----------       ----------
Average common shares outstanding, as adjusted                                                  1,443,534.4      1,469,848.1
                                                                                                ===========      ===========
Net earnings per common share -- assuming full
  dilution                                                                                     $       0.05     $       0.28
                                                                                               ============     ============

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(1) Gives effect to the weighted average number of actual common shares outstanding during each period presented.


(2) Gives effect to the exercise of 122,063.2 Class A, 24,500 Class B and 126,000 Class C Warrants, exercise of the Non-Employee Director Options and Employee Stock Options and conversion of $350,000 convertible debt using the treasury stock method pursuant to the Securities and Exchange Commission Staff Accounting Bulletin No. 83.